EXHIBIT 5



                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151





                                                            May 24, 1999



Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852

         Re: Registration Statement on Form S-3 of 250,000 shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Enterprise Bancorp, Inc., a Massachusetts corporation (the "Company"), of 250,000 shares (the "Registered Shares") of its Common Stock, par value $.01 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as
Exhibit 5 to the Company's registration statement on Form S-3 (the "Registration Statement") under the Act. The Registered Shares are to be offered and sold exclusively to stockholders of the Company in connection with the Company's implementation of an automatic dividend reinvestment plan (the "Plan").

         We assume that the sale and issuance of the Registered Shares will be undertaken in accordance with the terms and conditions of the Plan and that prior to the issuance of any Registered Shares, there will exist, under the Company's Articles of Organization, as amended (the "Articles"), the requisite number of authorized shares of Common Stock for such issuance which are unissued, or held as treasury shares, and are not otherwise reserved for issuance.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, which includes the Plan in its entirety, the Articles, that certain Action of the Board of Directors by Unanimous Written Consent dated as of May 6, 1999 and such other corporate records, certificates and statements of officers and accountants of the Company and of public officials and other documents as we have considered necessary or appropriate in order to furnish the opinion hereinafter set forth.

Enterprise Bancorp, Inc.
May 24, 1999
Page 2

         This   opinion  is  limited  to  the  laws  of  the   Commonwealth   of
Massachusetts and we express no opinion with respect to the law of any other jurisdiction.

         We understand that the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, upon the issuance by the Company of Registered Shares in accordance with the terms and conditions of the Plan, such Registered Shares shall be duly authorized and validly issued and shall be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be referred to or used for any other purpose or in any other context or otherwise relied upon by any other person or entity without our express written consent.

                                             Very truly yours,

                                             /s/ Sullivan & Worcester LLP

                                             SULLIVAN & WORCESTER LLP